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                                                                EXHIBIT 99.B1(e)

                             ARTICLES OF AMENDMENT
                                       OF
                     PRUDENTIAL JENNISON SERIES FUND, INC.


     PRUDENTIAL JENNISON SERIES FUND, INC., formerly Prudential Jennison Fund, Inc., a Maryland corporation having its principal offices in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Article I of the Corporation's charter is hereby amended in its entirety to read as follows:

          The name of the corporation (hereinafter called the "Corporation") is The Prudential Investment Portfolios, Inc.

     SECOND: The designation of the Prudential Jennison Active Balanced Fund series of capital stock is hereby amended to be the Prudential Active Balanced Fund series of common stock.

     THIRD: The foregoing amendment does not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the capital stock of the Corporation.

     FOURTH: The foregoing amendments have been approved by a majority of the entire Board of Directors of the Corporation without action by the stockholders in accordance with Section 2-605(a)(4) of the Maryland General Corporation Law (the Corporation being registered as an open-end company under the Investment Company Act of 1940) to become effective on June 1, 1998.

     IN WITNESS WHEREOF, PRUDENTIAL JENNISON SERIES FUND, INC. has caused these presents to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on May 29, 1998.

                                         PRUDENTIAL JENNISON SERIES FUND, INC.


                                         By:  /s/ Robert F. Gunia
                                             ---------------------------------
                                             Robert F. Gunia, Vice President


Attest:  /s/ Marguerite E. H. Morrison
        -----------------------------------
        Marguerite E. H. Morrison,
        Assistant Secretary